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Exhibit 11 Computation of Earnings (Loss) per Common Share

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

                                                                            Three Months Ended          Six Months Ended
                                                                                  June 30,                  June 30,
                                                                            -----------------------------------------------
                                                                             1997          1996          1997         1996
                                                                             ----          ----          ----         ----
PRO-FORMA:
Weighted average number of common and common equivalent
  shares outstanding:
Common stock                                                                             6,210,482                   6,422,537
Assumed conversion of preferred stock                                                    5,247,324                   5,247,324
Common equivalent shares resulting from stock options and warrants
  (treasury stock method)                                                                1,344,812                   1,218,222
SAB 83 shares (treasury stock method)                                                      905,828                     905,828
                                                                                       ------------                ------------
Total                                                                                   13,708,446                  13,793,911
                                                                                       ============                ============

Net income applicable to common stock                                                     $279,609                    $302,500
                                                                                       ============                ============

Pro-forma income per common share                                                            $0.02                       $0.02
                                                                                       ============                ============
PRIMARY:
Weighted average number of common and common equivalent shares outstanding:
Common stock                                                              14,629,937     6,210,482    14,620,421     6,422,537
Common equivalent shares resulting from stock options and warrants
  (treasury stock method)                                                  1,675,038     1,344,812     1,720,780     1,218,222
SAB 83 shares (treasury stock method)                                             --       905,828            --       905,828
                                                                         ------------  ------------  ------------  ------------
Total                                                                     16,304,975     8,461,122    16,341,201     8,546,587
                                                                         ============  ============  ============  ============

Net income                                                                  $898,124      $279,609    $2,665,950      $302,500
Dividends accreted on preferred stock                                             --       (45,635)           --       (91,270)
                                                                         -----------   -----------   -----------   -----------
Net income applicable to common stock                                       $898,124      $233,974    $2,665,950      $211,230
                                                                         ============  ============  ============  ============

Primary income per common share                                                $0.06         $0.03         $0.16         $0.02
                                                                         ============  ============  ============  ============
FULLY DILUTED:
Weighted average number of common and common equivalent shares outstanding:
Common stock                                                              14,629,937     6,210,482    14,620,421     6,422,537
Assumed conversion of preferred stock                                             --     5,247,324            --     4,213,924
Common equivalent shares resulting from stock options and warrants
  (treasury stock method)                                                  1,675,038     1,465,817     1,720,780     1,465,817
SAB 83 shares (treasury stock method)                                             --       905,828            --       905,828
                                                                         ------------  ------------  ------------  ------------
Total                                                                     16,304,975    13,829,451    16,341,201    13,008,106
                                                                         ============  ============  ============  ============

Net income applicable to common stock                                       $898,124      $279,609    $2,665,950      $302,500
                                                                         ============  ============  ============  ============

Fully diluted income per common share                                          $0.06         $0.02         $0.16         $0.02
                                                                         ============  ============  ============  ============

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